      As filed with the Securities and Exchange Commission on August 9, 1999
                                                      Registration No. 333-82695
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                      FORM S-4/A
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                            SUNGARD DATA SYSTEMS INC.
             (Exact name of registrant as specified in its charter)

          Delaware                             7379                               51-0267091

(State or other jurisdiction of     (Primary Standard Industrial      (I.R.S. Employer Identification No.)
incorporation or organization)       Classification Code Number)

                              --------------------
                               1285 Drummers Lane
                                 Wayne, PA 19087
                                 (610) 341-8700
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              --------------------
                             Lawrence A. Gross, Esq.
                       Vice President and General Counsel
                            SunGard Data Systems Inc.
                               1285 Drummers Lane
                                 Wayne, PA 19087
                                 (610) 341-8700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              --------------------
                                    Copy to:
                             James H. Carroll, Esq.
                               Cooley Godward LLP
                        2595 Canyon Boulevard, Suite 250
                                Boulder, CO 80302
                                 (303) 546-4000
                              ---------------------
                Approximate date of proposed sale to the public:
     From time to time after the Registration Statement becomes effective.
                               -------------------

     If the securities being registered on this Form are being offered in connection with formation of a holding company, and there is compliance with General Instruction G, check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is filed in a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                               5,000,000 Shares


                           SUNGARD DATA SYSTEMS INC.


                                 COMMON STOCK

                             --------------------

     SunGard Data Systems Inc. may sell up to 5,000,000 shares of common stock of SunGard using this Prospectus. SunGard may issue these shares from time to time in connection with its acquisition of other businesses and properties. SunGard may also issue these shares at a later time, upon the exercise or conversion of other securities that it may issue or assume in connection with such acquisitions, such as options, warrants, convertible notes or other similar instruments.

     SunGard expects to negotiate the specific terms of any acquisition directly with the persons who own or control the business or properties SunGard will acquire. SunGard expects that the price of the shares it issues will be reasonably related to their market price, either when SunGard agrees to the particular acquisition, when it issues the shares or during some other negotiated period. SunGard does not expect to pay any underwriting discounts or commissions in connection with the shares to be sold using this Prospectus, although SunGard may pay a finder's fees with respect to a specific acquisition.

     With SunGard's consent, this Prospectus may also be used by the persons owning or controlling the business or properties SunGard acquires to sell the shares they receive from SunGard to the public. If this happens, SunGard will not receive any proceeds from such shares.

     SunGard's shares trade on the New York Stock Exchange under the symbol "SDS." SunGard will apply to list on the New York Stock Exchange the shares that it will be offering using this Prospectus. The last reported sales price of SunGard's common stock on the New York Stock Exchange on August 6, 1999 was $25.6875.

                             --------------------

     See "Risk Factors" beginning on page 3 to read about risks you should consider before buying shares of SunGard's Common Stock.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                             --------------------

     The information in this prospectus is not complete and may be changed. SunGard may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                             --------------------

                             August 11, 1999

                                TABLE OF CONTENTS

                                                                       Page
                                                                   ------------

The Company...................................................          3
Forward-Looking Statements....................................          3
Risk Factors..................................................          3
Where You Can Find More Information ..........................          5
Use of Proceeds...............................................          6
Resale of Securities Covered by this Prospectus...............          6
Legal Matters.................................................          8
Experts ......................................................          8

                              --------------------

     You should rely only upon the information contained in this document or documents to which SunGard has referred you. SunGard has not authorized anyone to provide you with information that is different. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the front of this Prospectus.

                                   THE COMPANY

     SunGard is a computer services and application software company. SunGard provides proprietary investment support systems and is a pioneer and a leading provider of comprehensive computer disaster recovery services. SunGard is a Delaware corporation that was organized in 1982. SunGard's principal executive offices are located at 1285 Drummers Lane, Wayne, Pennsylvania, 19087, and its telephone number is (610) 341-8700.

     References in this Prospectus to "SunGard" refer to SunGard Data Systems Inc., a Delaware corporation, and its consolidated subsidiaries. Information contained at SunGard's web site does not constitute part of this Prospectus.

                           FORWARD-LOOKING STATEMENTS

     This Prospectus or other documents incorporated by reference in this Prospectus contain forward-looking statements made by SunGard that are subject to risks and uncertainties and that may change at any time and differ from actual results. Forward-looking statements include information about possible or assumed future financial results of SunGard and usually contain words such as "believes," "expects," "anticipates" or similar expressions. SunGard derives most of its forward-looking statements from its operating budgets and forecasts, which are based upon many detailed assumptions. While SunGard believes that its assumptions are reasonable, it cautions that there are inherent difficulties in predicting certain important factors such as:

     .    the timing and magnitude of software sales;

     . the effect of year 2000 issues on software and services buying decisions;

     . the timing and scope of technological advances and year 2000 compliance;

     .    the integration and performance of acquired businesses;

     .    the prospects for future acquisitions; and

     .    the overall condition of the financial services industry.

     Certain of these factors are further discussed below. These factors, as and when applicable, are discussed in SunGard's filings with the Securities and Exchange Commission, including its most recent Form 10-K, a copy of which may be obtained from SunGard without charge. See "Where You Can Find More Information." These factors and those discussed below should be considered in evaluating SunGard's forward-looking statements and any investment in SunGard's common stock.

                                  RISK FACTORS

     You should carefully consider the risks described below before making any investment decision. The risks and uncertainties described below are not the only ones facing SunGard. Additional risks and uncertainties not presently known to SunGard or that SunGard currently deems immaterial may also impair SunGard business operations. If any of the following risks actually occur, SunGard's business, financial condition or results of future operations could be materially adversely affected. In such case, the trading price of SunGard's common stock could decline, and you may lose all or part of your investment.

     SunGard's growth strategy depends in part on acquisitions. If SunGard is unable to acquire businesses on favorable terms or successfully integrate and manage the businesses acquired, SunGard's business and financial results may suffer.

     SunGard intends to grow by expanding its existing businesses and by acquiring similar or complementary businesses, including acquisitions that are intended to qualify for pooling-of-interests accounting treatment. This growth strategy is subject to a number of risks which could adversely affect SunGard's business and financial results, including:

     . SunGard may not be able to find suitable businesses to acquire on affordable terms;

     . competition from other acquirors and stock market fluctuations may make it more difficult for SunGard to find and complete acquisitions;

     . SunGard may have to raise money in the debt or equity markets to finance future acquisitions;

     . one or more acquisitions may not qualify for pooling-of-interests accounting treatment;

     . at any given time, a large number of shares of SunGard's common stock issued to acquire businesses may become freely tradeable in the market; and

     . the Financial Accounting Standards Board, or FASB, recently voted unanimously to eliminate the use of pooling of interests accounting treatment beginning on January 1, 2001. In addition, FASB is considering a variety of proposals to change the treatment of purchase accounting. The resolution of these proposed changes may adversely affect SunGard's ability to continue to grow by acquiring similar or complementary businesses.

    The businesses acquired by SunGard may perform worse than expected or may be more difficult to integrate and manage than expected. If that happens, SunGard may suffer a number of adverse consequences, including:

    . SunGard may have to devote unanticipated financial and management resources to the acquired businesses;

    .    SunGard may not be able to realize expected operating efficiencies;
         and

    . SunGard may have to write off goodwill or other intangible assets if the acquisition was accounted for as a purchase.

    SunGard's success depends in part on adapting its computer services and software to changes in technology and changes in its customers' businesses. If SunGard does not successfully update its services and software, or if its new products or services are not timely delivered or well received by customers, SunGard's business and financial results may suffer.

    SunGard's ability to successfully update its services and software and timely develop and deliver new products and services required by its customers is subject to a number of risks which could adversely affect SunGard's business and financial results, including:

    . SunGard may find it difficult to update its services and software and timely develop and deliver its new products and services in a cost-effective manner, especially when faced with rapid technological changes that are hard to predict; and

    . SunGard may find it difficult to update its services and software to keep pace with business, regulatory and other developments in the financial services industry in which most of SunGard's customers operate.

    SunGard's business is dependent largely on the financial services industry. If that industry does poorly, SunGard's business and financial results may suffer.

    SunGard sells most of its computer services and software to banks, mutual funds, brokers, insurance companies and other financial services firms. If the financial services industry or SunGard's customers in the financial services industry experience problems, SunGard's business and financial results could be adversely affected. For example, SunGard may suffer if securities trading activity declines, the number or value of managed portfolios decreases, or there is continued consolidation among firms in the financial services industry.

     The advent of year 2000, including any failure by SunGard to make its products year 2000 compliant or to fulfill year 2000 commitments to customers, may adversely effect SunGard's business and financial results.

     SunGard has made many of its products year 2000 compliant so that they can handle dates in the year 2000 and beyond. However, SunGard is still working on making some of its important products year 2000 compliant. In addition, SunGard has made commitments to some customers that need to convert off non-year 2000 compliant systems, and as a result, SunGard must meet significant development obligations and complete conversions before the end of 1999. SunGard's year 2000 compliance efforts are subject to a number of risks which could adversely affect SunGard's business and financial results, including:

     . SunGard may not be able to make all of its important products year 2000 compliant;

     . SunGard may not be able to timely meet its year 2000 commitments to customers;

     . SunGard may have to add personnel and buy new software and hardware earlier than planned to complete its year 2000 compliance efforts, which could cause an unexpected increase in expenses;

     . SunGard's expenses may increase faster than expected because year 2000 issues are causing a shortage in the availability of experienced programmers; and

     . SunGard may encounter unanticipated year 2000 problems, like a problem with another company's software or hardware that interacts with SunGard's products or that is used by SunGard.

     SunGard believes that year 2000 compliance issues have caused some acceleration of software buying and conversion activity. As a result, SunGard's rate of internal growth may decline in the second half of 1999 or in the year 2000, which could adversely affect SunGard's business and financial results.

                       WHERE YOU CAN FIND MORE INFORMATION

     SunGard files reports, proxy statements and other information with the Securities and Exchange Commission. You may inspect and copy such material at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at Seven World Trade Center, New York, New York 10048. You may also obtain copies of such material from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. You can also inspect such materials at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms. You can also find SunGard's SEC filings at the SEC's web site, www.sec.gov.

     The SEC allows SunGard to "incorporate by reference" the information that it files with them, which means that SunGard can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus. Information in this Prospectus supercedes information incorporated by reference which SunGard filed with the SEC before the date of this Prospectus. Information that SunGard files later with the SEC will automatically update and supercede this information. SunGard incorporates by reference the documents listed below and any future filings it makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

     . SunGard's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

     .    SunGard's Definitive Proxy Statement dated March 31, 1999;

     . SunGard's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999; and

     . The description of SunGard common stock that is incorporated by reference in SunGard's Registration Statement on Form 8-A filed on May 14, 1997, including any amendments or reports filed for the purpose of updating such description.

     You may request a copy of these filings (excluding exhibits which are not specifically incorporated by reference into this Prospectus), at no cost to you, by writing or telephoning SunGard at:

                           SunGard Data Systems Inc.
                           1285 Drummers Lane
                           Wayne, Pennsylvania  19087
                           Attention: Investor Relations
                           Telephone: (610) 341-8700

     This Prospectus constitutes a part of a registration statement on Form S-4 that has been filed with the SEC. SEC rules permit us to omit certain of the information contained in the registration statement. For such information, please refer to the registration statement on file with the SEC, including the exhibits to the registration statement.

                                 USE OF PROCEEDS

     This Prospectus relates to shares of common stock of SunGard that may be offered and issued by SunGard from time to time in connection with the acquisition of other businesses and properties and interests therein, and upon exercise or conversion of warrants, options, convertible notes or other similar instruments issued or assumed by SunGard from time to time in connection with the acquisition of businesses and properties and interests therein. Other than the businesses or properties acquired, there will be no proceeds to SunGard from these offerings. When this Prospectus is used by a stockholder in a public reoffering or resale of common stock acquired pursuant to this Prospectus, SunGard will not receive any proceeds from such sale by the selling stockholder.

                 RESALE OF SECURITIES COVERED BY THIS PROSPECTUS

     This Prospectus, as appropriately amended or supplemented, may, with the consent of SunGard, be used from time to time by persons (or their transferees) who have received shares covered by this Registration Statement (the "Shares") in acquisitions of businesses or properties or interests therein by SunGard (such persons being referred to herein as "Selling Stockholders") who wish to offer and sell the Shares in transactions in which they and any broker-dealer through whom any of the Shares are sold may be deemed to be underwriters within the meaning of the Securities Act. SunGard will receive none of the proceeds from any such sales. There presently are no arrangements or understandings, formal or informal, pertaining to the distribution of the Shares.

     Agreements with Selling Stockholders permitting use of this Prospectus may provide that any such offering be effected in an orderly manner through securities dealers, acting as broker or dealer, selected by SunGard; that Selling Stockholders enter into custody agreements with one or more banks with respect to such shares; and that sales be made only by one or more of the methods described in this Prospectus, as appropriately supplemented or amended when required.

     SunGard anticipates that resales of the Shares by Selling Stockholders may be effected from time to time on the open market in ordinary brokerage transactions on the New York Stock Exchange, or such other security exchange on which the common stock may be listed, or in private transactions (which may involve crosses and block transactions). The Shares will be offered for sale at market prices prevailing at the time of sale or at negotiated prices and on terns to be determined when the agreement to sell is made or at the time of sale, as the case may be. The Shares may be offered directly, through agents designated from time to time, or through brokers or dealers. A member firm of the National Association of Security Dealers, Inc. may be engaged to act as a Selling Stockholder's agent in the sale of the Shares by the Selling Stockholder and/or may acquire Shares as principal. Broker-dealers participating in such transactions as agent may receive commissions from the Selling Stockholder (and, if they act as agent for the purchaser of such Shares, from such purchaser).

     Participating broker-dealers may agree with the Selling Stockholder to sell a specified number of shares at a stipulated price per share and, to the extent such broker-dealer is unable to do so, to act as agent for the Selling Stockholder to purchase as principal any unsold shares at the price required to fulfill the broker-dealer's commitment to the Selling Stockholder. In addition or alternatively, shares may be sold by the Selling Stockholder, and/or by or through other broker-dealers in special offerings, exchange distributions, or secondary distributions. Broker-dealers who acquire shares as principal may thereafter resell such Shares from time to time in transactions (which may involve cross and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described in the preceding two sentences) on the New York Stock Exchange or such other security exchange on which the common stock may be listed, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive commission's from the purchasers of such shares.

     Upon notification to SunGard by the Selling Stockholder that a particular offer to sell the Shares is made, a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, or secondary distribution, or any block trade has taken place, to the extent required, a supplement to this Prospectus will be delivered together with this Prospectus and filed pursuant to Rule 424(b) under the Securities Act setting forth with respect to such offer or trade the terms of the offer or trade; including:

     .    the name of each Selling Stockholder;

     .    the number of Shares involved;

     .    the price at which the Shares were sold;

     .    any participating brokers, dealers, agents or member firm involved;

     . any discounts, commissions and other items paid as compensation from, and the resulting net proceeds to, the Selling Stockholder;

     . that such broker-dealers did not conduct any investigation to verify the information set out in this Prospectus; and

     .    other facts material to the transaction.

     Shares may be sold directly by the Selling Stockholder or through agents designated by the Selling Stockholder from time to time. Unless otherwise indicated in a supplement to this Prospectus, any such agent will be acting on a best efforts basis for the period of its appointment.

     The Selling Stockholder and any brokers, dealers, agents, member firm or others that participate with the Selling Stockholder in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions or fees received by such persons and any profit on the resale of the Shares purchased by such person may be deemed to be underwriting commissions or discounts under the Securities Act.

     SunGard may agree to indemnify the Selling Stockholder as an underwriter under the Securities Act against certain liabilities, including liabilities arising under the Securities Act. Agents may be entitled under agreements entered into with the Selling Stockholder to indemnification against certain civil liabilities, including liabilities under the Securities Act.

     The Selling Stockholder will be subject to the applicable provisions of the Securities Exchange Act of 1934, and the rules and regulations thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales of any of the common stock by the Selling Stockholder. All of the foregoing may affect the marketability of the common stock.

     SunGard will pay substantially all the expenses incident to the offering of the common Stock by the Selling Stockholder to the public other than brokerage fees, commissions and discounts of underwriters, dealers or agents.

     In order to comply with certain states' securities laws, if applicable, the common Stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the common stock may not be sold unless the common stock has been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

                                 LEGAL MATTERS

     The validity of the issuance of the common Stock offered hereby will be passed upon for SunGard by Lawrence A. Gross, SunGard's Vice President and General Counsel. As of the date of this Prospectus, Mr. Gross owns 5,294 shares of SunGard common stock and has the right to acquire under options 117,417 shares of SunGard common stock in the next 60 days.

                                    EXPERTS

     The consolidated balance sheets of SunGard and subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998 have been incorporated by reference in this Prospectus and in the Registration Statement in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                    Part II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

     Item 14. Other Expenses of Issuance and Distribution

     The following table sets forth all expenses, other than the underwriting discounts and commissions, payable by the Registrant in connection with the sale of the common stock being registered. All the amounts shown are estimates except for the registration fee.

     Registration fee...................................      $48,600
     Legal fees and expenses............................       15,000
     Accounting fees and expenses.......................        4,000
     Miscellaneous......................................        1,000
                                                            ------------
        Total...........................................      $68,600


     Item 15. Indemnification of Officers and Directors.

     The Registrant's Certificate of Incorporation and Bylaws include provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by
Section 102(b)(7) of the General Corporation Law of Delaware (the "Delaware Law") and (ii) require the Registrant to indemnify its directors and officers to the fullest extent permitted by Section 145 of the Delaware Law. Under Section 145, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of a corporation, and, with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful.

     The Registrant has entered into agreements with its directors and executive officers (in the form approved by the Registrant's Stockholders at its 1987 Annual Meeting) that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its listed enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. The agreements do not provide indemnification for, among other things, conduct that is adjudged to be fraud, deliberate dishonesty, or willful misconduct.

     The Registrant has purchased an insurance policy covering the officers and directors of the Registrant with respect to certain liabilities arising under the Securities Act or otherwise, in the amount of $20 million.

     Item 16. Exhibits.

     Exhibit     Description of Document
     Number

    *  5.1       Opinion of Counsel as to Validity of Shares Issued
    * 23.1       Consent of PricewaterhouseCoopers LLP
    * 23.2       Consent of Counsel.  Reference is made to Exhibit 5.1
    * 24.1       Power of attorney of certain signatories (included on
                 Signature Page)
* Previously filed.

     Item 17. Undertakings.

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes as follows:

     (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for the other items of the applicable form.

     (2) That every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriated jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wayne, Pennsylvania, on the date indicated.

                                SunGard Data Systems Inc.

Date:  August 9, 1999           By             /s/ Michael J. Ruane
                                  ----------------------------------------------
                                    Michael J. Ruane
                                    Chief Financial Officer and Vice
                                    President - Finance

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


    Signature                                Capacity                                          Date
    ---------                                --------                                          ----

             *                      Chief Executive Officer, President and Chairman of     August 9, 1999
-------------------------------     the Board of Directors
    James L. Mann                   (principal executive officer)


    /s/ Michael J. Ruane            Chief Financial Officer and Vice President - Finance   August 9, 1999
-------------------------------     (principal financial officer)
    Michael J. Ruane

             *                      Vice President and Controller                          August 9, 1999
-------------------------------     (principal accounting officer)
    Andrew P. Bronstein

             *
-------------------------------     Director                                               August 9, 1999
    Gregory S. Bentley

             *
-------------------------------     Director                                               August 9, 1999
    Michael C. Brooks

             *
-------------------------------     Director                                               August 9, 1999
    Albert A. Eisenstat

             *
-------------------------------     Director                                               August 9, 1999
    Bernard Goldstein

             *
-------------------------------     Director                                               August 9, 1999
    Michael Roth

             *
-------------------------------     Director                                               August 9, 1999
    Malcolm I. Ruddock

             *
-------------------------------     Director                                               August 9, 1999
    Lawrence J. Schoenberg

By: /s/ Michael J. Ruane
   -----------------------------------
        Michael J. Ruane
        Attorney-in-Fact